Exhibit 10.10

CASA SYSTEMS, INC.

Restricted Stock Unit Award Agreement

Granted Under 2011 Stock Incentive Plan

1.	Grant of RSUs.

This agreement (this “Agreement”) evidences the grant by Casa Systems, Inc., a Delaware corporation (the “Company”), on             , 201     to             , an employee of the Company (the “Participant”), of an award of a total of                 restricted stock units (the “Award”), on the terms provided herein and in the Company’s 2011 Stock Incentive Plan (the “Plan”). Each restricted stock unit entitles the Participant to one share of common stock, $0.001 par value per share (“Common Stock”), of the Company, subject to continued employment, upon vesting.

2.	Vesting Schedule.

(a) Upon the vesting of this Award, as described in this Section, the Company shall deliver to the Participant for each restricted stock unit that becomes vested, one (1) share of Common Stock (each such share, a “Share,” and such shares collectively, the “Shares”); provided, however, that the Company shall withhold from the Participant at the time of delivery of the Shares the amount that the Company determines necessary to pay applicable withholding taxes as and to the extent provided in Section 8 below; and provided, further, that any fraction of a Share otherwise deliverable to the Participant as a result of a computation made pursuant to this Section or Section 8 shall be rounded down to the nearest whole Share. The Common Stock shall be delivered as soon as practicable following each vesting date or event set forth below, but in any case within 30 days after such date or event.

(b) Subject to Sections 2(c), 2(d) and 3, [25%] of the Restricted Stock Units shall become vested and payable to the Participant on the first anniversary of the Vesting Commencement Date (as defined below), [25%] of the Restricted Stock Units shall become vested and payable to the Participant on the second anniversary of the Vesting Commencement Date, [25%] of the Restricted Stock Units shall become vested and payable to the Participant on the third anniversary of the Vesting Commencement Date, and [25%] of the Restricted Stock Units shall become vested and payable to the Participant on the fourth anniversary of the Vesting Commencement Date, in each case so long as the Participant remains employed with the Company through each such vesting date.

(c) Notwithstanding Section 2(b), if the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the date on which all Restricted Stock Units have become vested and prior to the date on which the unvested portion of this Award has been terminated pursuant to Section 3, upon the Participant’s death or disability, this Award shall become immediately and fully vested.

(d) Notwithstanding Section 2(b), if within twelve months following a Sale (as defined below) of the Company, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason (as defined below) by the Participant in accordance with Good Reason Process (as defined below) or is terminated without

Cause (as defined below) by the Company or the acquiring or succeeding corporation, this Award shall become immediately and fully vested.

For purposes of this agreement, the following term shall have the following meaning:

“Good Reason” shall exist upon (i) a material diminution in Participant’s base compensation; (ii) a material diminution in Participant’s then authority, duties or responsibilities; (iii) a material change in geographic location at which participant performs services; or (iv) any material breach by the Company of this Agreement.

“Good Reason Process” means the following series of actions: (i) the Participant reasonably determines in good faith that Good Reason exists, (ii) the Participant notifies the Company or the acquiring or succeeding corporation in writing of the existence of Good Reason within 60 days of the occurrence of the event that gave rise to the existence of Good Reason, (iii) the Participant cooperates in good faith with the Company’s (or the acquiring or succeeding corporation’s) efforts to remedy the conditions that gave rise to the existence of Good Reason for a period of 30 days following such notice (such 30 day period, the “Cure Period”), (iv) notwithstanding such efforts, Good Reason continues to exist and (v) the Participant terminates his employment within 30 days after the end of the Cure Period. For the avoidance of doubt, if the Company or the acquiring or succeeding corporation successfully remedies the conditions that gave rise to the existence of Good Reason during the Cure Period, Good Reason shall be deemed not to have existed.

If the Participant is party to an employment, consulting or severance agreement with the Company that contains a definition of “cause” for termination of employment or other relationship, “Cause” shall have the meaning ascribed to such term in such agreement. Otherwise, “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant’s employment or other relationship shall be considered to have been terminated for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that termination for Cause was warranted.

3.	Termination of Employment.

Notwithstanding any other provision of the Plan to the contrary, upon the termination of the Participant’s employment with the Company and its subsidiaries for any reason whatsoever, this Award, to the extent not yet vested, shall immediately and automatically terminate; provided, however, that the Board of Directors of the Company (the “Board”) may, in its sole and absolute discretion and pursuant to the terms and provisions of the Plan, agree to accelerate the vesting of this Award, upon termination of employment or otherwise, for any reason or no reason, but shall have no obligation to do so.

For purposes of the Plan and this Award, a termination of employment shall be deemed to have occurred on the date upon which the Participant ceases to perform active employment duties for the Company following the provision of any notification of termination or resignation from employment, and without regard to any period of notice of termination of employment (whether expressed or implied) or any period of severance or salary continuation. Notwithstanding any other provision of the Plan, or this Agreement or any other agreement (written or oral) to the contrary, the Participant shall not be entitled (and by accepting an Award, thereby irrevocably waives any such entitlement) to any payment or other benefit to compensate the Participant for the loss of any rights under the Plan as a result of the termination or expiration of an Award in connection with any termination of employment. No amounts earned pursuant to the Plan or any Award shall be deemed to be eligible compensation in respect of any other plan of the Company or any of its subsidiaries.

4.	Company Right of First Refusal.

(a) Notice of Proposed Transfer. If the Participant proposes to sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively, “transfer”) any Shares acquired upon the vesting of this Award, then the Participant shall first give written notice of the proposed transfer (the “Transfer Notice”) to the Company. The Transfer Notice shall name the proposed transferee and state the number of such Shares the Participant proposes to transfer (the “Offered Shares”), the price per share and all other material terms and conditions of the transfer.

(b) Company Right to Purchase. For 30 days following its receipt of such Transfer Notice, the Company shall have the option to purchase all or part of the Offered Shares at the price and upon the terms set forth in the Transfer Notice. In the event the Company elects to purchase all or part of the Offered Shares, it shall give written notice of such election to the Participant within such 30-day period. Within 10 days after his or her receipt of such notice, the Participant shall tender to the Company at its principal offices the certificate or certificates representing the Offered Shares to be purchased by the Company, duly endorsed in blank by the Participant or with duly endorsed stock powers attached thereto, all in a form suitable for transfer of the Offered Shares to the Company. Promptly following receipt of such certificate or certificates, the Company shall deliver or mail to the Participant a check in payment of the purchase price for such Offered Shares; provided that if the terms of payment set forth in the Transfer Notice were other than cash against delivery, the Company may pay for the Offered Shares on the same terms and conditions as were set forth in the Transfer Notice; and provided further that any delay in making such payment shall not invalidate the Company’s exercise of its option to purchase the Offered Shares.

(c) Shares Not Purchased By Company. If the Company does not elect to acquire all of the Offered Shares, the Participant may, within the 30-day period following the expiration of the option granted to the Company under subsection (b) above, transfer the Offered Shares which the Company has not elected to acquire to the proposed transferee, provided that such transfer shall not be on terms and conditions more favorable to the transferee than those contained in the Transfer Notice. Notwithstanding any of the above, all Offered Shares transferred pursuant to this Section 4 shall remain subject to the right of first refusal set forth in this Section 4 and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Section 4.

(d) Consequences of Non-Delivery. After the time at which the Offered Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Participant on account of such Offered Shares or permit the Participant to exercise any of the privileges or rights of a stockholder with respect to such Offered Shares, but shall, insofar as permitted by law, treat the Company as the owner of such Offered Shares.

(e) Exempt Transactions. The following transactions shall be exempt from the provisions of this Section 4:

(1) any transfer of Shares to or for the benefit of any spouse, child or grandchild of the Participant, or to a trust for their benefit;

(2) any transfer pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”); and

(3) the sale of all or substantially all of the outstanding shares of capital stock of the Company (including pursuant to a merger or consolidation);

provided, however, that in the case of a transfer pursuant to clause (1) above, such Shares shall remain subject to the right of first refusal set forth in this Section 4.

(f) Assignment of Company Right. The Company may assign its rights to purchase Offered Shares in any particular transaction under this Section 4 to one or more persons or entities

(g) The provisions of this Section 4 shall terminate upon the earlier of the following events:

(1) the closing of the sale of shares of Common Stock in an underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act; or

(2) the sale of all or substantially all of the outstanding shares of capital stock, assets or business of the Company, by merger, consolidation, sale of assets or otherwise (other than a merger or consolidation in which all or substantially all of the individuals and entities who were beneficial owners of the Company’s voting securities immediately prior to such transaction beneficially own, directly or indirectly, more than 75% (determined on an as-converted basis) of the outstanding securities entitled to vote generally in the election of directors of the resulting, surviving or acquiring corporation in such transaction). A transaction of the type contemplated in this Section 4(g)(2) is referred to herein as a “Sale” of the Company.

(h) The Company shall not be required (1) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Section 4, or (2) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

(i) Legends. The certificate representing Shares shall bear a legend substantially in the following form (in addition to, or in combination with, any legend required by applicable federal and state securities laws and agreements relating to the transfer of the Company securities):

“The shares represented by this certificate are subject to a right of first refusal in favor of the Company, as provided in a certain restricted stock unit award agreement with the Company.”

5.	Agreement in Connection with Initial Public Offering.

The Participant agrees, in connection with the initial underwritten public offering of the Common Stock pursuant to a registration statement under the Securities Act, (i) not to (a) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any other securities of the Company or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of Common Stock or other securities of the Company, whether any transaction described in clause (a) or (b) is to be settled by delivery of securities, in cash or otherwise, during the period beginning on the date of the filing of such registration statement with the Securities and Exchange Commission and ending 180 days after the date of the final prospectus relating to the offering (plus up to an additional 34 days to the extent requested by the managing underwriters for such offering in order to address FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4) or any similar successor provision), and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering. The Company may impose stop-transfer instructions with respect to the shares of Common Stock or other securities subject to the foregoing restriction until the end of the “lock-up” period.

6.	No Assignment; Transfer Restrictions.

(a) Except as expressly permitted under the Plan, this Agreement may not be assigned by the Participant by operation of law or otherwise.

(b) The Participant agrees that he or she will not transfer any Shares issued pursuant to this Award unless the transferee, as a condition to such transfer, delivers to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of Section 4 and Section 5; provided that such a written confirmation shall not be required with respect to (1) Section 4 after such provision has terminated in accordance with Section 4(g) or (2) Section 5 after the completion of the lock-up period in connection with the Company’s initial underwritten public offering.

7.	No Rights to Continued Employment.

Neither this Agreement nor this Award shall be construed as giving the Participant any right to continue in the employ of the Company or any of its subsidiaries, or shall interfere in any way with the right of the Company to terminate such employment.

8.	Tax Obligations.

As a condition to the granting of this Award and the vesting thereof, the Participant acknowledges and agrees that he/she is responsible for the payment of income and employment taxes (and any other taxes required to be withheld) payable in connection with the vesting of an Award. The Company shall retain and withhold from delivery at the time of vesting that number of Shares having a fair market value equal to the taxes owed by the Participant, which retained Shares shall fund the payment of such taxes by the Company on behalf of the Participant. Notwithstanding the immediately preceding sentence, the Participant may, by written notice to the Company delivered not less than five days prior to a vesting date, elect to remit to the Company or any applicable subsidiary an amount sufficient to pay such taxes in lieu of the Company retaining and withholding Shares to fund the payment of such taxes. If the Participant makes such an election, the Participant shall make such payment to the Company or the applicable subsidiary of the Company on or before the applicable vesting date in a form that is reasonably acceptable to the Company, as the Company may determine in its sole discretion.

9.	Notices.

All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 9.

10.	Failure to Enforce Not a Waiver.

The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

11.	Amendments.

This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.

12.	Authority.

The Board has complete authority and discretion to determine Awards, and to interpret and construe the terms of the Plan and this Agreement. The determination of the Board as to any matter relating to the interpretation or construction of the Plan or this Agreement shall be final, binding and conclusive on all parties.

13.	Rights as a Stockholder.

The Participant shall have no rights as a stockholder of the Company with respect to any shares of common stock of the Company underlying or relating to any Award until the issuance of a stock certificate to the Participant in respect of such Award.

14.	Provisions of the Plan.

This Award is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is furnished to the Participant with this Award.

IN WITNESS WHEREOF, the Company has caused this Award to be executed under its corporate seal by its duly authorized officer. This Award shall take effect as a sealed instrument.

CASA SYSTEMS, INC.

By:
Name:
Title:

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Award and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company’s 2011 Stock Incentive Plan.

PARTICIPANT:

Address: